Exhibit 99.1

Mercantile Bank of Michigan Establishes

The Mercantile Bank Foundation

GRAND RAPIDS, Mich., December 30, 2021 – Mercantile Bank Corporation’s (NASDAQ: MBWM) subsidiary bank Mercantile Bank of Michigan (“Mercantile Bank”) announced today that it has formed The Mercantile Bank Foundation, a private charitable foundation to fund and administer Mercantile Bank’s charitable giving activities.

In conjunction with the formation, Mercantile Bank is making a $4.0 million initial capital contribution, which will be recorded as noninterest expense during the fourth quarter of 2021. Additional capital contributions are expected in future periods, depending on Mercantile Bank’s operating performance, financial condition and other considerations.

Mercantile Bank has donated over $1.6 million during the past two calendar years in support of nonprofit organizations throughout the communities it serves, and The Mercantile Bank Foundation is eventually expected to make all of Mercantile Bank’s 501(c)(3) donations in the future.

“We are very excited to form and initially fund The Mercantile Bank Foundation to enhance our charitable giving program as we work to support all of the communitites within our markets, and to provide a consistent level of giving thoughout the business cycle,” said Raymond E. Reitsma, President of Mercantile Bank. “Importantly, our commitment to making a positive difference extends beyond donations, including community development lending, thousands of employee volunteer hours for hundreds of nonprofit organizations, financial education classes and other initiatives that will continue alongside the work of the new charitable foundation.”

About Mercantile Bank Corporation

Based in Grand Rapids, Michigan, Mercantile Bank Corporation is the bank holding company for Mercantile Bank of Michigan. Mercantile provides banking services to businesses, individuals and governmental units, and differentiates itself on the basis of service quality and the expertise of its banking staff. Mercantile has assets of approximately $4.9 billion and operates 44 banking offices. Mercantile Bank Corporation's common stock is listed on the NASDAQ Global Select Market under the symbol “MBWM.”

Forward-Looking Statements

This news release contains statements or information that may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will,” and similar references to future periods. Any such statements are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; increasing rates of inflation and slower growth rates; significant declines in the value of commercial real estate; market volatility; demand for products and services; the degree of competition by traditional and nontraditional financial services companies; changes in banking regulation or actions by bank regulators; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; potential cyber-attacks, information security breaches and other criminal activities; our participation in the Paycheck Protection Program administered by the Small Business Administration; litigation liabilities; governmental and regulatory policy changes; the outcomes of existing or future contingencies; trends in customer behavior as well as their ability to repay loans; changes in local real estate values; damage to our reputation resulting from adverse publicity, regulatory actions, litigation, operational failures, and the failure to meet client expectations and other facts; changes in the method of determining Libor and the phase-out of Libor; changes in the national and local economies, including the ongoing disruption to financial market and other economic activity caused by the COVID-19 pandemic; and other factors, including those expressed as risk factors, disclosed from time to time in filings made by Mercantile with the Securities and Exchange Commission. Mercantile undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise. Investors are cautioned not to place undue reliance on any forward-looking statements contained herein.

FOR FURTHER INFORMATION:

Robert B. Kaminski, Jr.	Charles Christmas
President & CEO	Executive Vice President & CFO
616-726-1502	616-726-1202
rkaminski@mercbank.com	cchristmas@mercbank.com